Exhibit A

AGREEMENT

THIS AGREEMENT is made as of the 1st day of November, 2022.

AMONG:

THE PARTIES LISTED ON SCHEDULE “A” ATTACHED HERETO

(each a “Securityholder” and together the “Securityholders”)

- and -

RIO TINTO INTERNATIONAL HOLDINGS LIMITED,

a company existing under the laws of the United Kingdom

(the “Purchaser”)

- and -

RIO TINTO PLC,

a company existing under the laws of the United Kingdom

(“Rio Tinto”)

WHEREAS the Securityholders are the registered and/or beneficial owners of that number of issued and outstanding common shares (the “Shares”) in the capital of Turquoise Hill Resources Ltd. (the “Company”), a company existing under the laws of the Yukon, set forth opposite the name of each of the Securityholders listed on Schedule “A” attached hereto.

AND WHEREAS the Company, the Purchaser and Rio Tinto have entered into an arrangement agreement dated September 5, 2022 (the “Arrangement Agreement”) and propose to consummate an arrangement as set forth in the plan of arrangement attached to the Arrangement Agreement (the “Arrangement”) pursuant to which, among other things, the Purchaser will acquire all of the issued and outstanding Shares that it does not already hold, in exchange for a cash payment of C$43.00 per Share to the holders thereof.

AND WHEREAS the Securityholders have exercised their dissent rights over their Shares in respect of the Arrangement and sent the Oppression Claim (as defined below) to the Company, the Purchaser and Rio Tinto.

AND WHEREAS the parties hereto have agreed that the dissent proceedings by the Securityholders over their Shares in respect of the Arrangement, and the Oppression Claim, shall be conducted by private confidential dispute resolution on the terms set out in Schedule “B” attached hereto.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

All terms used in this Agreement that are not defined herein and that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement. For the purposes of this Agreement:

“Affiliate” has the meaning ascribed thereto in National Instrument 45-106;

“Arrangement” has the meaning ascribed thereto in the recitals;

“Arrangement Agreement” has the meaning ascribed thereto in the recitals;

“Company” has the meaning ascribed thereto in the recitals;

“Dissent Proceeding” means the proceedings contemplated by section 193 of the YBCA, as modified by the Interim Order, in respect of the Dissent Rights of the Securityholders;

“Oppression Claim” means the confidential oppression claim made by the Securityholders against Rio Tinto and certain of its Affiliates, as substantially reflected in the pleading delivered to the Purchaser a day before the date hereof;

“Private Proceedings” has the meaning ascribed thereto in Section 2.3(a);

“Shares” has the meaning ascribed thereto in the recitals;

“Subject Shares” means that number of Shares set forth opposite the name of each of the Securityholders listed on Schedule “A” attached hereto, being all of the Shares owned legally or beneficially, either directly or indirectly, by the Securityholders or over which the Securityholders exercise control or direction, either directly or indirectly;

“Transfer” has the meaning ascribed thereto in Section 2.1(c); and

“US Class Action” means the putative securities law class action proceeding against Rio Tinto in the Southern District of New York (In re Turquoise Hill Resources Ltd. Sec. Litig., No. 1:20-cv-08585-LJL) (including, to the extent that any of the Securityholders are severed, opt out, or otherwise cease to be part of the class under such proceeding, any proceeding advancing an individual claim or claims on substantially the same basis on behalf of some or all of the Securityholders).

ARTICLE 2

COVENANTS

2.1 General Covenants of the Securityholders

Each Securityholder hereby covenants and agrees in favour of the Purchaser that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as expressly permitted by this Agreement:

(a)

at any meeting of securityholders of the Company (including in connection with any separate vote of any sub-group of securityholders of the Company that may be required to be held and of which sub-group the Securityholder forms part) called to vote upon the Arrangement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Arrangement is sought, the Securityholder shall withhold its vote (or cause to be withheld) on all of its Subject Shares (which have a right to vote at such meeting) in respect of the Arrangement Resolution;

(b)

the Securityholder hereby revokes any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind, in any case, that may conflict or be inconsistent with the matters set forth in this Agreement;

(c)

the Securityholder agrees not to, directly or indirectly: (i) sell, transfer, assign, grant a participation interest in, option or otherwise convey (each, a “Transfer”), or enter into or make any agreement, commitment, understanding, option or other arrangement with respect to the Transfer of, any of its Subject Shares to any person, other than pursuant to the Arrangement Agreement, or (ii) hereafter grant any proxies or power of attorney, deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares, other than pursuant to this Agreement;

(d)	the Securityholder agrees that it will not acquire any additional Shares; and

(e)

the Securityholder will not by any means, directly or indirectly, challenge or seek any amendment to the terms of the Interim Order or the Final Order in any manner on any grounds, whether by the initiation of any legal proceeding for such purpose, or by the intervention, participation or attempted intervention or participation in any manner at the Final Order hearing or otherwise, or encourage or assist any party in doing any of the foregoing, provided in each case that the Final Order remains consistent with this Agreement.

2.2 General Covenants of Purchaser and Rio Tinto

The Purchaser and Rio Tinto hereby covenant and agree in favour of the Securityholders that:

(a)

the Purchaser and Rio Tinto will either waive or amend the dissent condition in section 6.2(d) of the Arrangement Agreement to allow the Arrangement to be completed in circumstances where the holders of up to 17.5% of the Company Shares issued and outstanding as of the date of the Arrangement Agreement validly exercise Dissent Rights; and

(b)

to the extent that any of the Securityholders are severed or otherwise determine to cease to be part of the class under the US Class Action, the Purchaser and Rio Tinto, and their respective Affiliates, will not take any action that would reasonably be expected to prevent or inhibit any of the Securityholders or any of their respective Affiliates from ceasing to be part of such class and instead advancing individual claims on substantially the same basis.

2.3 Private Proceedings

(a)

Each of the parties hereto hereby covenants and agrees that the Dissent Proceedings and the Oppression Claim (collectively, the “Private Proceedings”) shall be conducted by private confidential dispute resolution in accordance with Schedule “B” attached hereto. Subject to completion of the Arrangement, the Purchaser agrees that the Securityholders shall be paid 80% of the Consideration in respect of each Subject Share within two Business Days following the Effective Date, with the remaining 20% of the Consideration (plus interest on such 20% from the Effective Date to the date of payment thereof at a per annum rate equal to the Canada 1 Year Treasury Bill Yield at the close of business on the Effective Date) payable within two Business Days following the final determination of the Dissent Proceedings (or any settlement thereof) in accordance with Schedule “B” attached hereto.

(b)

The Purchaser and Rio Tinto agree that, for the purposes of the Private Proceedings only, and without prejudice to any other proceedings, including the US Class Action, the Purchaser and Rio Tinto shall be liable to satisfy any amount ordered to be paid to the Securityholders notwithstanding that the claims asserted and amounts ordered to be paid in the Private Proceedings are in respect of claims against Affiliates of Rio Tinto or the Purchaser, including the Company, that are not parties to this Agreement. For the avoidance of doubt, Rio Tinto and the Purchaser reserve their rights to argue that any claims asserted lack merit.

2.4 Non-Disparagement

(a)

Each Securityholder agrees that neither it nor any of its Affiliates will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with any securities commission, stock exchange or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning Rio Tinto, the Purchaser, the Company or any of their Affiliates or any of their respective past, present or future directors, officers or employees, which disparages any such company, person or individual in respect of any matter connected in any manner, directly or indirectly, to the Company (recognizing that any Securityholder will be free to, after consultation with outside counsel, make any disclosure that it determines in good faith is required to be made under applicable law, including making any factual statement in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or pursuant to the US Class Action).

(b)

None of Rio Tinto nor the Purchaser, nor any of their respective Affiliates, will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with any securities commission, stock exchange or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning the Securityholders or any of their Affiliates or any of their respective past, present or future directors, officers or employees, which disparages any such company, person or individual in respect of any matter connected in any manner, directly or indirectly, to the Company (recognizing that the Rio Tinto, the Purchaser and their respective Affiliates will be free to, after consultation with outside counsel, make any disclosure that it determines in good faith is required to be made under applicable law).

(c)

Nothing in this Section 2.4 shall limit the ability of any Securityholder, Rio Tinto, the Purchaser, any Affiliate of any of the foregoing, or legal counsel to any Securityholder, Rio Tinto, the Purchaser, or any Affiliate of any of the foregoing, from making any statement as they may be advised (i) in or in respect of the US Class Action, or (ii) within the Private Proceedings.

2.5 Non-Interference

Each Securityholder agrees that neither it nor any of its Affiliates will, directly or indirectly, seek or propose or engage in discussions with the Government of Mongolia or any customers or suppliers or, except as permitted by Section 2.4(a), investors of Rio Tinto, the Purchaser, the Company, OT LLC or any of their respective Affiliates in relation to the Arrangement, the Dissent Proceedings, the Oppression Claim, Rio Tinto, the Purchaser, the Company, OT LLC or any of their respective Affiliates or the Oyu Tolgoi project, in each case in respect of any matter connected in any manner, directly or indirectly, to the Company; provided that nothing in the foregoing shall limit the ability of any Securityholder or any of Affiliate thereof, or legal counsel to any Securityholder or any Affiliate thereof, from taking any actions reasonably required to develop or pursue any of its claims in respect of the US Class Action or the Private Proceedings.

2.6 Non-Assistance

Each Securityholder agrees that neither it nor any of its Affiliates will, directly or indirectly, seek or propose to or engage in discussions with any company, person or individual regarding any actual, proposed or potential claim, demand, investigation, arbitration, litigation or other legal proceeding by another company, person or individual against Rio Tinto, the Purchaser, the Company, OT LLC or any of their respective Affiliates or any of their respective past, present or future directors, officers or employees, in each case in respect of any matter connected in any manner, directly or indirectly, to the Company; provided that nothing in the foregoing shall prevent or limit: (a) any action of any Securityholder or any of Affiliate thereof, or legal counsel to any Securityholder or any Affiliate thereof, in respect of the US Class Action, or (b) any collaboration by the Securityholders, with any other shareholder or shareholders in the Private Proceedings, that is agreed to by the parties hereto or permitted by order of the arbitrator pursuant to Schedule “B” hereto.

2.7 Mutual Release

Other than for obligations under this Agreement and for claims under the US Class Action or the Private Proceedings: (a) each Securityholder for and on behalf of itself and their respective Affiliates fully and finally releases Rio Tinto, the Purchaser, the Company and their respective Affiliates, and their respective past, present or future directors, officers or employees, from any and all claims for or in in respect of any matter, act or thing occurring up to the date hereof, and (b) each of Rio Tinto and the Purchaser for and on behalf of itself and each of their respective Affiliates fully and finally releases each of the Securityholders and their respective Affiliates, and their respective past, present or future directors, officers or employees, from any and all claims for or in in respect of any matter, act or thing occurring up to the date hereof. For greater certainty, the parties hereto agree that nothing in the Arrangement, the Arrangement Agreement or the Interim Order or the Final Order will be considered or asserted to bar or prevent any action permitted by this Agreement including but not limited to the Private Proceedings and the US Class Action.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Securityholders

Each Securityholder hereby represents and warrants to and covenants with the Purchaser and Rio Tinto as follows, and acknowledges that the Purchaser and Rio Tinto are relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Incorporation; Capacity; Authorization. If the Securityholder is a corporation, the Securityholder is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	Capacity; Authorization.

(i)

If the Securityholder is a corporation; it has the requisite corporate power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)	If the Securityholder is not a corporation, the Securityholder has the power and capacity to execute and deliver this Agreement and to perform the Securityholder’s obligations hereunder.

(c)

Enforceable. This Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation, enforceable against the Securityholder in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

(d)

Ownership of Shares and Other Securities. The Securityholder is the sole registered and/or beneficial owner of its Subject Shares with good and marketable title thereto free of any and all encumbrances and demands of any nature or kind whatsoever. As of the date hereof, the Securityholder does not directly or indirectly control or direct, or own or have any registered or beneficial interest in, any other securities of the Company, other than as set forth opposite the name of each of the Securityholders listed on Schedule “A” attached hereto, except in the case of certain Securityholders who, directly or indirectly, may exercise control and direction over or have a beneficial interest in the Subject Shares of other Securityholders.

(e)

No Agreements. No person has any agreement, commitment, understanding or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares, or any interest therein or right thereto, except pursuant to this Agreement or the Arrangement Agreement.

(f)

No Breach. Neither the execution and delivery of this Agreement by the Securityholder, the consummation by the Securityholder of the transactions contemplated hereby nor the compliance by the Securityholder with any of the provisions hereof will:

(i)

result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal) under any provision of the certificate of incorporation, articles, by-laws or any other constating document of the Securityholder, if applicable, or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Securityholder is a party or by which the Securityholder or any of its properties or assets (including the Subject Shares) may be bound;

(ii)

require on the part of the Securityholder any filing with (other than pursuant to the requirements of applicable securities legislation (which filings the Securityholder will undertake)) or require any permit, authorization, consent or approval of, any Governmental Entity or any other person; or

(iii)

subject to compliance with any approval or Laws contemplated by the Arrangement Agreement, violate or conflict with any judgement, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Securityholder or any of its properties or assets, in each case other than as would not be reasonably expected to have a material adverse effect on the Securityholder’s ability to perform its obligations hereunder.

(g)

No Proceedings. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Securityholder, threatened against the Securityholder or any of its properties that, individually or in the aggregate, would reasonably be expected to prevent or delay the Securityholder’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the Securityholder that would reasonably be expected to prevent or delay the Securityholder’s ability to perform its obligations hereunder.

(h)

Voting. The Securityholder has the right to enter into this Agreement and to vote (or cause to be voted) its Subject Shares which have a right to vote at the Company Meeting and to sell or cause the sale of all of its Subject Shares as disclosed opposite such Securityholder’s name on Schedule “A” hereto (for greater certainty, the Securityholders do not have the right to vote the Subject Shares that were not owned as of the Record Date). None of such Subject Shares is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind that has not been revoked pursuant to Section 2.1(b).

3.2 Representations and Warranties of the Purchaser and Rio Tinto

The Purchaser and Rio Tinto hereby represent and warrant to and covenant with each Securityholder as follows, acknowledging that the Securityholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Capacity. Each of the Purchaser and Rio Tinto validly subsists under the laws of the United Kingdom and has all necessary requisite corporate power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Authorization. The execution, delivery and performance of this Agreement by each of the Purchaser and Rio Tinto has been duly authorized and no other internal proceedings on its part is necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)

Enforceable. This Agreement has been duly executed and delivered by each of the Purchaser and Rio Tinto and constitutes a legal, valid and binding obligation, enforceable against the Purchaser and Rio Tinto in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

(d)	No Breach. Neither the execution and delivery of this Agreement by the Purchaser or Rio Tinto nor the compliance by the Purchaser and Rio Tinto with any of the provisions hereof will:

(i)

result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal) under any provision of the certificate of incorporation, articles, by-laws or any other constating document of the Purchaser or Rio Tinto, if applicable, or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Purchaser or Rio Tinto is a party or by which the Purchaser or Rio Tinto or any of their respective properties or assets may be bound;

(ii)

require on the part of the Purchaser or Rio Tinto any filing with (other than pursuant to the requirements of applicable securities legislation (which filings the Purchaser will undertake)) or require any permit, authorization, consent or approval of, any Governmental Entity or any other person; or

(iii)

subject to compliance with any approval or Laws contemplated by the Arrangement Agreement, violate or conflict with any judgement, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or Rio Tinto or any of their respective properties or assets, in each case other than as would not be reasonably expected to have a material adverse effect on the Purchaser’s or Rio Tinto’s ability to perform its obligations hereunder.

(e)

No Proceedings. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Purchaser or Rio Tinto, threatened against the Purchaser or Rio Tinto that individually or in the aggregate, would reasonably be expected to prevent or delay the Purchaser’s ability to enter into this Agreement or perform its obligations hereunder. There is no order of any Governmental Entity against the Purchaser or Rio Tinto that would reasonably be expected to prevent or delay the Purchaser’s or Rio Tinto’s ability to perform its obligations hereunder

ARTICLE 4

TERMINATION

4.1 Termination

This Agreement will automatically terminate upon the termination of the Arrangement Agreement, at any time prior to the Effective Time, in accordance with its terms.

4.2 Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of this Agreement which occurred prior to such termination.

ARTICLE 5

GENERAL

5.1 Further Assurances

Each party hereto will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2 Disclosure

The parties hereto hereby consent to the disclosure of the substance of this Agreement in press releases relating to the Company Meeting and applicable early warning press releases and reports and 13D amendments, which press releases, reports and amendments shall be in the form agreed between the parties hereto prior to execution of this Agreement, and the filing of a copy of such press releases, reports, amendments and this Agreement with any applicable securities regulatory authorities.

The parties hereto hereby consent to the disclosure of this Agreement to the Court overseeing the US Class Action.

Except as set forth above or as required by applicable laws or in accordance with the requirements of any stock exchange, the parties shall not make any public announcement or statement with respect to this Agreement without the approval of the other parties hereto, which shall not be unreasonably withheld or delayed. The parties agree to consult with the other parties hereto prior to issuing each public announcement or statement with respect to this Agreement.

5.3 Time

Time shall be of the essence in this Agreement.

5.4 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

5.5 Entire Agreement

This Agreement, including the schedules hereto and the provisions of the Arrangement Agreement incorporated herein by reference constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

5.6 Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

5.7 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.8 Assignment

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto.

5.9 No Third Party Beneficiaries

The parties hereto intend that this Agreement will not benefit or create any right or cause of action in favour of any person, other than the parties hereto and no person, other than the parties hereto, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

5.10 Notices

Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by email, in the case of:

(a)	the Purchaser or Rio Tinto, addressed as follows:

[***]

[***]

with a copy (which shall not constitute notice) to:

[***]

[***]

(b)	the Securityholders, addressed as set forth opposite the name of each of the Securityholders listed on Schedule “A” attached hereto with a copy (which shall not constitute notice) to:

[***]

[***]

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section 5.10. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or sending thereof if sent or delivered during normal business hours on a Business Day at the place of receipt and, otherwise, on the next following Business Day.

5.11 Specific Performance and other Equitable Rights

Each of the parties hereto agrees with the others that: (i) money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by any of the parties; (ii) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (iii) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.

5.12 Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred, except as contemplated by Schedule “B” hereto.

5.13 Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by pdf) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed pdf or similar executed electronic copy of this Agreement, and such pdf or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

RIO TINTO INTERNATIONAL HOLDINGS LIMITED

[***]
[***] [***]

RIO TINTO PLC

[***]
[***] [***]

SCHEDULE “A”

Securityholders

Name of Securityholder	Address of Securityholder	Number of Common Shares Held	Name and Title of Authorized Signatory	Signature
PWCM Master Fund Ltd.	[***]	5,222,591	[***]	[***]
Pentwater Credit Master Fund Ltd.	[***]	204,626	[***]	[***]
Pentwater Equity Opportunities Master Fund Ltd.	[***]	2,421,644	[***]	[***]
LMA SPC for and on behalf of MAP 98 Segregated Portfolio	[***]	305,450	[***]	[***]
Oceana Master Fund Ltd.	[***]	3,743,213	[***]	[***]

Pentwater Merger Arbitrage Master Fund Ltd.	[***]	8,601,642	[***]	[***]
Crown Managed Accounts SPC	[***]	1,096,014	[***]	[***]
Investment Opportunities 3 Segregated Portfolio	[***]	1,528,950	[***]	[***]
Pentwater Unconstrained Master Fund Ltd	[***]	173,996	[***]	[***]
Matthew Halbower and Julie Halbower	[***]	2,546,170	[***]	[***]
Halbower Legacy Trust*	[***]	2,926,685	[***]	[***]

*	Registered as Halbower Legacy Trust 1

Halbower Legacy Trust II	[***]	389,641		[***]	[***]
Halbower Legacy Trust III	[***]	504,007		[***]	[***]
Halbower Annuity Trust*	[***]	693,753		[***]	[***]
* Registered as Matthew Halbower Annuity
Robert Donath	[***]	1,561		[***]	[***]
Jeffrey D. Peterson	[***]	19,204		[***]	[***]
Michael E. O’Connor Jr.	[***]	95,078		[***]	[***]
Pentwater Metric Merger Arbitrage Fund LP	[***]	0	[1]	[***]	[***]
Pentwater Capital Management LP	[***]	0	[2]	[***]	[***]

		30,474,225

[1]	Pentwater Metric Merger Arbitrage Fund LP is a former holder of Shares.
[2]	Pentwater Capital Management LP does not beneficially own any Shares but exercises control and direction, directly or indirectly, over certain Shares beneficially owned by other Securityholders.

Schedule “B”

Dispute Resolution Process

The Securityholders, the Purchaser and Rio Tinto (the “DR Parties”) agree to resolve the Dissent Proceeding and the Oppression Claim confidentially in a dispute resolution procedure in accordance with the following terms:

1.

The DR Parties agree that Warren Winkler will act as mediator to conduct an expedited mediation of the Private Proceedings (or, if Warren Winkler becomes unavailable, another mediator with experience in shareholder remedies and dissent rights will be appointed by mutual agreement of the DR Parties). The mediation shall be conducted in Toronto, Ontario, Canada.

2.

The mediation will commence within 30 days of the Effective Date and be completed within 60 days of the Effective Date. Any party may opt out of the mediation at any time, upon which the mediation shall terminate.

3.

The DR Parties will mediate and, if necessary, arbitrate (a) the fair value amount remaining to be paid, if any, by the Purchaser to the Securityholders to resolve the Dissent Proceeding, (b) the damages or compensation amount, if any, to be paid by the Purchaser or any of its Affiliates to the Securityholders to resolve the Oppression Claim.

4.	No interest shall be payable to the Securityholders in respect of any amounts agreed or determined to be owing in relation to amounts in 3(a) or 3(b).

5.	The costs of the mediator will be divided equally between the Purchaser on the one hand and the Securityholders on the other hand.

6.

Absent resolution at mediation, any remaining issue or issues will be determined by confidential binding arbitration on a schedule to be determined by the arbitrator but which the DR Parties agree to use reasonable commercial efforts to complete within no more than 12 months of the last mediation date.

7.

The DR Parties agree that Eleanore Cronk will act as arbitrator (or, if Eleanore Cronk becomes unavailable, another arbitrator with experience in shareholder remedies and dissent rights will be appointed by mutual agreement of the DR Parties or, failing such agreement, by application of any party to the Ontario Superior Court of Justice). The arbitration shall be conducted in Toronto, Ontario, Canada.

8.	The costs of the arbitrator, and of the DR Parties in relation to the arbitration, will be divided equally between the Purchaser on the one hand and the Securityholders on the other hand.

9.

The arbitrator shall have the jurisdiction to decide all matters of procedure, including all matters concerning disclosure and discovery obligations of the parties hereto and their respective Affiliates in the arbitration.

10.	All decisions of arbitrator to be final, binding and non-appealable.

11.

The entirety of the foregoing dispute resolution procedure, including all discussions, submissions and determinations, shall remain confidential and may not be disclosed by any party except as required by applicable law.

12.

The DR Parties shall keep all information, documents, evidence, witness testimony or submissions obtained in the Private Proceedings (the “Confidential Information”) in strict confidence and shall use the Confidential Information solely for the purpose of the Private Proceedings and for no other purpose. The DR Parties will not disclose, directly or indirectly, any Confidential Information to any third party, except as may be agreed with the other DR Parties or pursuant to the terms of a protective order concerning discovery in the US Class Action. If any person or entity requests or attempts to compel disclosure Confidential Information from any DR Party, such DR Party shall promptly notify the other DR Parties. The Securityholders may not collaborate with any other shareholders of the Company on the Private Proceedings, except as may be agreed between the DR Parties or as may be ordered by the arbitrator in respect of any other shareholder who is party to a private confidential dispute resolution procedure substantially the same as the terms set out in this Schedule “B” and agreed to on the date hereof. For the avoidance of doubt and notwithstanding the foregoing, nothing in the clause shall restrict Rio Tinto or any of its Affiliates in the defence of the US Class Action.

13.	The only remedy for the Oppression Claim will be damages or other monetary compensation.